Exhibit 99.1

HF Sinclair Corporation Announces Pricing of Senior Notes Offering

DALLAS, January 8, 2025 — HF Sinclair Corporation (NYSE: DINO) (the “Corporation”) announced today that it has priced an offering of $1,400,000,000 aggregate principal amount of its senior notes, consisting of $650,000,000 aggregate principal amount of 5.750% Senior Notes due 2031 (the “2031 Notes”) and $750,000,000 aggregate principal amount of 6.250% Senior Notes due 2035 (the “2035 Notes”, and together with the 2031 Notes, the “Notes”) at a price to the public of 99.667% and 99.475%, respectively, of the principal amount thereof. The offering is expected to close on January 23, 2025, subject to the satisfaction of customary closing conditions.

The Corporation intends to use the net proceeds from the offering to repay $350,000,000 in outstanding borrowings under the revolving credit agreement of its wholly owned subsidiary, Holly Energy Partners, L.P., to fund the concurrent tender offer for cash for an aggregate purchase price (excluding accrued interest) of up to $900,000,000, to be increased to $1,050,000,000 (as it may be increased or decreased by the Corporation in accordance with applicable law), of (i) up to $150,000,000 principal amount of the Corporation’s outstanding 6.375% Senior Notes due 2027, (ii) the Corporation’s outstanding 5.875% Senior Notes due 2026 and (iii) HollyFrontier Corporation’s outstanding 5.875% Senior Notes due 2026 and the remainder, if any, for general corporate purposes, which may include capital expenditures.

Interest on the Notes will be payable on January 15 and July 15 of each year. The first interest payment on the Notes will be due on July 15, 2025.

BofA Securities, MUFG, SMBC Nikko, Wells Fargo Securities, Citigroup, Scotiabank, TD Securities and Truist Securities are acting as joint book-running managers for the offering. Barclays, Citizens Capital Markets, Comerica Securities, Goldman Sachs & Co. LLC and PNC Capital Markets LLC also serve as co-managers for the offering. The offering is being made pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from:

BofA Securities, Inc.

201 North Tryon Street

NC1-022-02-25

Charlotte, NC 28255-0001

Attention: Prospectus Department

Toll-Free: 1-800-294-1322

Email: dg.prospectus_requests@bofa.com

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Capital Markets Group

Toll-Free: 1-877-649-6848

Email: syndicate@us.sc.mufg.jp

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Attention: Debt Capital Markets

Toll-Free: 1-888-868-6856

E-mail: prospectus@smbcnikko-si.com

Wells Fargo Securities, LLC

608 2nd Avenue South, Suite 1000

Minneapolis, MN 55402

Attention: WFS Customer Service

Toll-Free: 1-800-645-3751

E-mail: wfscustomerservice@wellsfargo.com.

An electronic copy of the prospectus supplement and accompanying prospectus is also available on the website of the SEC at www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale of the Notes would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HF Sinclair Corporation

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

FOR FURTHER INFORMATION, Contact:

Craig Biery, Vice President, Investor Relations

HF Sinclair Corporation

214-954-6510

Cautionary Statement Regarding Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts, including those regarding the Notes offering and the expected use of proceeds therefrom, are “forward-looking statements” that involve certain risks and uncertainties that could cause actual outcomes and results to materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the ability to complete the offering, general market conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Corporation’s SEC filings. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.